UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ZOOM TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Note: PDF provided as a courtesy

ZOOM TECHNOLOGIES, INC.

October 17, 2012

To the Stockholders of Zoom Technologies, Inc.:

Zoom Technologies, Inc. (the "Company") is pleased to send you the enclosed notice of the 2012 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on Friday, November 30, 2012 at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, NY 10017, USA.

The items of business for the Annual Meeting are listed in the following Notice of 2012 Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about October 22, 2012.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

Sincerely yours,

/s/ Anthony K. Chan

Anthony K. Chan
Secretary and Chief Financial Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

ZOOM TECHNOLOGIES, INC.

October 17, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Friday, November 30, 2012 at 10:00am (Eastern Time)

WHERE:	Offices of Ellenoff Grossman and Schole LLP 150 East 42nd Street, 11th Floor, New York, NY 10017

ITEMS OF BUSINESS:	• Re-election of six incumbent directors for terms expiring at the Company's next annual stockholders' meeting (Proposal No. 1);

•

To amend the Company's Certificate of Incorporation, as amended, to increase the amount of the Company's common stock, par value $.01 per share, that it is authorized to issue from 35,000,000 shares to 60,000,000 shares (Proposal No.2).

• To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

RECORD DATE:	October 5, 2012

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

The Company's Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting, as well as a copy of our 2011 Annual Report on Form 10-K.

Sincerely,

/s/ Anthony K. Chan

Anthony K. Chan
Secretary and Chief Financial Officer

ZOOM TECHNOLOGIES, INC.
Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road, Chaoyang District
Beijing, China 100027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, NOVEMBER 30, 2012

To Our Stockholders:

Notice is hereby given that the 2012 Annual Meeting (the "Annual Meeting") of stockholders of Zoom Technologies, Inc. (the "Company"), a Delaware corporation, will be held at the Offices of Ellenoff Grossman and Schole LLP, at 150 East 42nd Street, 11th Floor, New York, NY 10017, on Friday, November 30, 2012 at 10:00am ET for the following purposes:

  To elect six incumbent directors for terms expiring at the Company's next annual stockholders' meeting (Proposal No. 1);

  To amend the Company's Certificate of Incorporation, as amended, to increase the amount of the Company's authorized common stock, par value $.01 per share, from 35,000,000 shares to 60,000,000 shares (Proposal No. 2).

  To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on October 5, 2012, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company's office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 30, 2012.

THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 ARE AVAILABLE AT http://www.zoom.com.
By Order of the Board of Directors

/s/ Anthony K. Chan
Anthony K. Chan, Director, Secretary, and Chief Financial Officer

ZOOM TECHNOLOGIES, INC.

ZOOM TECHNOLOGIES, INC. PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about October 22, 2012, in connection with the solicitation of proxies by the Zoom Technologies, Inc. Board of Directors to be used at our Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00am ET on Friday, November 30, 2012 at the Offices of Ellenoff Grossman and Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

INFORMATION AND Q&A ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

10:00am ET on Friday, November 30, 2012

Where will the Annual Meeting be held?

The annual meeting will be held at the offices of Ellenoff Grossman and Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017 .

What is being considered at the meeting?

At the Meeting, Stockholders will consider and vote on the following proposals:

1.

To elect six incumbent directors to the Board of Directors to serve until the 2013 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified ("Proposal 1"); and

2.	To amend the Company's Certificate of Incorporation, as amended, to increase the amount of the Company's authorized common stock, par value $.01 per share, from 35,000,000 shares to 60,000,000 shares.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the meeting?

You may vote at the Annual Meeting if you owned Common Stock as of the close of business on Record Date which is October 5, 2012. Each share of Common Stock is entitled to one vote.

YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF THE SIX INCUMBENT DIRECTORS.

How do I vote?

You can vote in two ways:

  by attending the Annual Meeting at 10:00am ET on Friday, November 30, 2012, at the offices of Ellenoff Grossman and Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, and at any adjournment or postponements thereof and voting thereat; or

  by completing, signing, dating and returning the enclosed Proxy Card.

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the re-election of the six candidates as directors, and FOR amending the Company's Certificate of Incorporation, to increase the amount of the Company's authorized common stock, par value $.01 per share, to be issued from 35,000,000 shares to 60,000,000 shares, and FOR all other matters described in the attached Notice of Annual Meeting and Proxy Statement.

What does it mean if I receive more than one Proxy Card?

It means you may have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares of Common Stock. We recommend that you contact your broker (if are the beneficial owner of our shares in street name) or our transfer agent (if you are a stockholder of record) to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, 330 N. Brand Blvd., Suite 701, Glendale, CA 91203-2149, telephone (818) 254-3160.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' un-voted shares on certain "routine" matters. The re-election of Company's Directors is not considered a "routine" matter. When a brokerage firm votes its customers' un-voted shares, these shares are counted for purposes of establishing a quorum.  At our Annual Meeting these shares will be counted as voted by the brokerage firm with respect to the amendment of Company's Certificate of Incorporation, to increase the authorized amount of the Company's common stock, par value $.01 per share, to be issued from 35,000,000 shares to 60,000,000 shares.

How do I vote in person if I hold shares registered in the name of a broker or bank?

If, on Record Date which is October 5, 2012, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and a Notice of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. Because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the annual meeting. If you want to attend the Annual Meeting, and/or vote at the Annual Meeting, you must become a registered owner by asking your broker to do one of the following:

  "Certificate" your position, in which case you will receive an actual certificate for your stock (the broker may charge you an additional fee for this service and you would lose some ability to quickly sell your shares because you would have to physically deliver the certificate to do so); or

  Move your holdings into a "direct registration system" or "DRS" account at the company. DRS is a system that allows investors to hold the securities electronically on the records of the company and to electronically transfer those securities between the company and their broker.

Before requesting a certificate or moving your shares into DRS form, you should contact your broker-dealer to determine the process, timeframes, and fees associated with certificating the securities held in the investor's broker-dealer account.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy in advance of the Annual Meeting to ensure your vote is counted.

Can I change my mind after I return my Proxy?

Yes. You may change your vote at any time before your Proxy is voted at the Annual Meeting. If you are a shareholder of record, you can do this by giving written notice to your respective corporate secretary, by submitting another Proxy with a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions.

How many shares are eligible to be voted at the Annual Meeting?

The record date for the Annual Meeting is October 5, 2012. Only stockholders of record at the close of business on October 5, 2012, will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 29,179,168 shares of the Company's Common Stock entitled to one vote per share.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of Common Stock as of October 5, 2012 must be present in person or by proxy at the meeting. This is referred to as a quorum. On October 5, 2012, there were 29,179,168 shares of Common Stock outstanding and entitled to vote. If a quorum is not present, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Abstentions and broker "non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have no effect on the vote for re-election of directors.

Proxies that are signed and returned but do not include voting instructions will be voted FOR the re-election of the six candidates as directors, and FOR amending the Company's Certificate of Incorporation, to increase the amount of the Company's authorized common stock, par value $.01 per share, to be issued from 35,000,000 shares to 60,000,000 shares, and FOR all other matters described in the attached Notice of Annual Meeting and Proxy Statement.

What vote is required to amend the Company's Certificate of Incorporation, to increase the amount of the Company's authorized common stock, par value $.01 per share, to be issued from 35,000,000 shares to 60,000,000 shares?

Approval to amend the Company's Certificate of Incorporation, to increase the authorized amount of the Company's common stock, par value $.01 per share, to be issued from 35,000,000 shares to 60,000,000 shares will require an affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock, provided that a quorum is present at the Meeting. Only proxies indicating votes "FOR," "AGAINST" or "ABSTAIN" on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed Proxy Card gives authority to the Proxy holders to vote on those matters at their discretion.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K within four business days after conclusion of the Annual Meeting.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

At the Annual Meeting, six individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company's Board of Directors currently consists of six persons. The six individuals who are nominated for re-election to the Board of Directors are existing directors of the Company. Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated Proxy will be voted "FOR ALL" of the six persons named below to serve as directors, unless the Proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the re-election, unless the shareholder WITHHOLDS AUTHORITY from voting, the proxies will be voted "FOR" any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The six current Directors to be considered for re-election are Lei Gu, Anthony Chan, Augustine Lo, Chang Shan, Chen Wang, and Leo Li.

Our Directors will generally serve one-year terms and shall hold office until the 2013 annual meeting of stockholders and until his successor has been duly elected, appointed and qualified. If all the nominees are elected, the Board of Directors will consist of six incumbent directors.

Unless Proxy Cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the re-election of each nominee named in this section.

At each annual meeting of stockholders, directors will be elected by the holders of Common Stock to succeed those directors whose terms are expiring. Directors will be elected annually and will serve until successors are duly elected and qualified or until a director's earlier death, resignation or removal. Our bylaws provide that the authorized number of directors may be changed by action of the majority of the Board of Directors or by a vote of the stockholders of our Company. Vacancies in our Board of Directors may be filled by a majority vote of the Board of Directors with such newly appointed director to serve until the next annual meeting of stockholders, unless sooner removed or replaced.

The following table sets forth certain information concerning each nominee for re-election as a Director of the Company:

Directors and Executive Officers	Age	Position / Title

Lei Gu	49	Chairman of the Board and Chief Executive Officer

Anthony K. Chan	58	Chief Financial Officer, Secretary and Director

Augustine Lo	58	Director (1)

Chang Shan	53	Director (1)

Cheng Wang	57	Director (1)

Leo Li	54	Director

(1) Current members of the Audit and Compensation Committees.

Background

The following is a brief summary of the background of each nominee for Director of the Company:

Lei Gu, Chairman of the Board, Director and Chief Executive Officer. Mr. Gu has served as the Chairman of the Board and CEO of the Company since May 2004 and as the Chairman of TCB Digital since July 2007. He worked for CEC Telecom Company Ltd. from 2000 to 2004, joining the company among its first employees and became its COO. CEC Telecom was sold to Qiao Xing Mobile Communication which currently trades on NYSE under the symbol "QXM". From 1999 to 2000, Mr. Gu was the President of Xin Tian Di Technology Group Company, Ltd. Mr. Gu was Associate Professor at the Beihang University in Beijing, China from 1993 to 1999. He received his Ph.D. degree in engineering from the Beihang University in 1993. Based on Mr. Gu's management experience and expertise in engineering, we believe that Mr. Gu is well qualified to serve as our Chairman of the Board of Directors.

Anthony K. Chan, Chief Financial Officer. Mr. Chan has served as the CFO of the Company since March 2009 and as a director since December 2010. From October 2005 to December of 2008, Mr. Chan was the CFO of HereUare, Inc., an internet software company in California. Mr. Chan was an expatriate managing the Beijing headquarters for the Eisenberg Group for four years from 1984. His corporate finance experience in the last 20 years included CEO and CFO positions of public companies in the U.S., and advisory positions of various Chinese entities in the areas of medical equipment, energy, dairy products, apparel, and building materials; some of these companies include Beijing Wandong Medical Equipment Company and Dehai Cashmere Company of Yinchuan. He holds both MBA and BA degrees from the University of California at Berkeley. Based on Mr. Chan's extensive experience with corporate finance, compliance issues, and working with Chinese companies, we believe that Mr. Chan is well qualified to serve on our Board.

Augustine Lo, Director. Mr. Lo has been an independent director of the Company since January 2009 and he also serves as the Chairperson of the company's Audit and Compensation Committees. During the 1970s, Mr. Lo was the Controller of the Disk Drive Division for Qume Corporation. During the 1980s, Mr. Lo worked for Apple International Inc. as the Director of Finance & Administration, overseeing operations in Hong Kong and Japan. In 1989, Mr. Lo formed PacRim Technologies Ltd. with operations in Singapore, Taiwan and China distributing software products including Adobe, Macromedia, Handspring and Umax. PacRim merged into GrandTech of Taiwan in 1999 which later went public in 2001. He remained on GrandTech's board and headed up its operations in Hong Kong, China, Korea and the Philippines until 2005. Mr. Lo received his MBA and BS degrees from the University of California at Berkeley. Based on Mr. Lo's substantial experience in finance and operations of multi-national businesses, we believe that Mr. Lo is well qualified to serve on our Board.

Chang Shan, Director. Mr. Shan has been an independent director of the Company since August 2008. Mr. Shan is currently the President of the China Institute of Geotechnical Investigation and Survey, at which he has been employed since 1998. He is the Chairman of the Board of Directors from 1999 to present, of the China Infrastructure Holdings Ltd., a company in the construction business with a particular emphasis on toll bridges, and has its shares listed on the Singaporean Stock Exchange. Mr. Shan is also a director of the Bank of Tianjin, China since 2007. Mr. Shan holds a Bachelor's degree in Engineering from the Shanghai Tong Ji University, a Master's degree in Engineering from the China Academy of Railway Sciences and an EMBA from the Tsinghua University. Based on Mr. Shan experience in corporate governance and leadership, we believe that Mr. Shan is well qualified to serve on our Board.

Cheng Wang, Director. Mr. Wang has been an independent director since November 2009. Mr. Wang is currently a Senior Researcher, Professor and Deputy Director of the Institute of Economics at the Chinese Academy of Social Sciences (CASS), at which he has been employed since 1987. He is also the Co-Editor of the Economic Research Journal since 2005. Mr. Wang was a visiting scholar at the Dept of Economics of Brown University in the US from 2001 to 2002, a visiting research fellow at the University of London in the UK from 1997 to 1998, and a visiting researcher at Loughborough University in the UK from 1992 to 1993. In addition to the multiple awards he has received from CASS, he was also the recipient of the Honorable Academic Subsidy from the State Council of China in 2006. Among his many publications and translations are 20 books that he authored since 1987, with topics ranging from Keynesian Economics, the socialist market economy, the economic transformation of China, industrial reform, risk management, and income distribution in China. One of his books, Taiwan in the 21st Century, was published in the US in 2003. Mr. Wang received his PhD in Economics from CASS, and his Master and Bachelor degrees from Wuhan University. Based on Mr. Wang's experience, insight, and background in global economics and politics, we believe that Mr. Wang is well qualified to serve on our Board.

Leo Li, Director. Mr. Li has been an independent director since October 2011. He is the Chairman, President and CEO of Spreadtrum Communications, Inc. (Nasdaq: SPRD), a leading fabless semiconductor provider in China with advanced technologies in both 2G and 3G wireless communications standards. Mr. Li has more than 21 years of experience in the wireless communications industry, and before joining Spreadtrum in 2008, he served as CEO of Magicomm Technology Inc., a cell phone product development company from 2005 to 2007. He was Senior Business Development Director at Broadcom responsible for baseband business from 2002 to 2005. From 1998 to 2002, Mr.　Li served as General Manager of Mobile Phone Product and Vice President of Mobilink Telecom Inc., a GSM baseband start-up company that was sold to Broadcom in 2002. Prior to 1998, Mr.　Li held various senior engineering and program management positions at Rockwell Semiconductors and Ericsson. Mr.　Li holds 10 patents in wireless communication systems, RF IC system and circuit designs, and RFID applications. Mr.　Li received a BS degree from the University of Science and Technology of China in Hefei, China; a MS degree from the Institute of Electronics, Chinese Academy of Sciences in Beijing, China; a Ph.D. degree in electrical engineering from the University of Maryland in College Park, Maryland, USA; and a MBA degree from the National University in La Jolla, California, USA. We believe Mr. Li is qualified to serve on our Board based on his significant experience in both our industry and management of publicly listed companies.

Involvement in Certain Legal Proceedings

None of our directors has been, during the past ten years:

(i)        involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within ten years prior to that time;

(ii)      named in as a defendant or counter-claimant in any civil litigation in the past ten years;

(iii) convicted or plead nolo contendere in any criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iv)      subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv)      found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(v) involved in any judicial or administrative proceeding resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

(vi) involved in any judicial or administrative proceedings based on violations of federal or state securities , commodities, banking or insurance laws and regulations , or any settlement to such actions ( other than settlements of civil proceedings among private parties);

(vii) involved in any disciplinary sanction or orders imposed by a stock, commodities or derivatives exchange or other similar self-regulatory organization.

Corporate Governance - Board Leadership Structure

Our Company is led by Lei Gu, who has served as Chairman of our Board of Directors and Chief Executive Officer since September 2009, and CEO and Chairman of TCB Digital since July 2007. We believe that having Mr. Gu act in both these roles is most appropriate for the Company at this time because it provides the Company with consistent and efficient leadership, both with respect to the Company's operations and the leadership of the Board. In particular, having Mr. Gu act in both these roles increases the timeliness and effectiveness of the Board's deliberations, increases the Board's visibility into the day-to-day operations of the Company, and ensures the consistent implementation of the Company's strategies.

Board's Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession, compensation, compliance, and other risks.

Director Independence

As a NASDAQ listed company, the Company uses the independence definitions of NASDAQ in determining whether our directors are independent. The discussion below reflects such standards of independence.

Our Board of Directors has determined that four of our directors, Mr. Lo, Mr. Shan, Mr. Wang and Mr. Li, each qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and as that term is defined under NASDAQ Rule 4200(a) (15). In addition, each member of the Audit Committee is independent as required under Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors, including the committees of the Board, held four formal meetings during the most recently completed fiscal year. Each of the re-elected members of our Board of Directors was present at all of the Board of Directors meetings held. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Standing committees of the Board include an Audit Committee and a Compensation Committee. During 2012 Messrs. Lo, Shan and Wang, served as the members of each of these Committees.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available on Zoom's website at www.zoomleimone.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) Zoom's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of Zoom's independent registered public accounting firm. The Audit Committee held four meetings during 2012. The Board of Directors determined that Augustine Lo qualifies as an audit committee financial expert.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the year ended December 31, 2011. The Audit Committee has also discussed with Goldman Kurland Mohidin LLP, Zoom's independent registered public accounting firm for the year ended December 31, 2011, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Goldman Kurland Mohidin LLP regarding their independence, and has discussed the matter with Goldman Kurland Mohidin LLP.

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for 2011 be included in Zoom's Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee:
Augustine Lo
Chang Shan
Cheng Wang

Compensation Committee

Messrs. Lo, Shan and Wang are currently the members of Zoom's Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving Zoom's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under Zoom's stock option plans. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee's written charter is publicly available on Zoom's website at www.zoomleimone.com. The Compensation Committee did not hold any meetings but had two resolutions by unanimous written consent during 2012.

Decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee is also responsible for administering the Company's 2009 Equity Incentive Compensation Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted.

Independent Director Oversight of Director Nominations

Director nominees must either be selected, or recommended for the Board's selection by our independent directors constituting a majority of the Board's independent directors in a vote in which only independent directors participate. Messrs. Lo, Shan,Wang and Li are the independent members of the Board of Directors. The Board did not receive any shareholder nominations to the Board of Directors and each of the independent members on the Board nominated for re-election for each of Messrs. Gu, Chan, Lo, Shan, Wang and Li based on their experience on the Company's Board of Directors.

In nominating directors for election, the independent directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent directors may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for Director for election at the 2013 Annual Meeting of Stockholders, it must follow the procedures described in "Deadline for Receipt of Stockholder Proposals and Recommendations for Director." The Board of Directors does not have a policy with regard to the consideration of diversity in identifying director nominees.

Code of Ethics

We have adopted a written code of business conduct and ethics, known as our Code of Business Conduct and Ethics which applies to all of our directors, officers, and employees, including our principal executive officer and our principal financial and accounting officer. Our Code of Business Conduct and Ethics is posted at www.zoomleimone.com. To receive a copy of our Code of Business Conduct and Ethics, at no cost, requests should be directed to the Secretary, Sanlitun SOHO, Building A, 11th Floor, No.8 Worker Stadium North Road, Chaoyang District, Beijing, China 100027. We intend to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics in a report filed under the Securities Exchange Act of 1934, as amended, within four business days of the amendment or waiver.

Required Vote

Directors are elected by a plurality of the votes cast. Abstentions and broker "non-votes" will have no effect on the vote for re- election of directors. Unless marked to the contrary, proxies received will be voted "FOR" all directors nominated in Proposal 1.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1.

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PROPOSAL 2

AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
AUTHORIZED COMMON STOCK FROM 35,000,000 SHARES TO 60,000,000 SHARES.

The Board of Directors of the Company proposes amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock as more fully described below. The Company currently has authorized capital stock of 35,000,000 shares of common stock with approximately 29,179,168 shares of common stock outstanding. The Board believes that the increase in the number of authorized shares of common stock would provide the Company greater flexibility with respect to the Company's capital structure for purposes such as future additional equity financings and acquisitions. The Board of Directors of the Company believes that an amendment to the Certificate of Incorporation substantially as set forth below is in the best interest of the Company and its stockholders.

Purposes of the Amendment

The Board of Directors recommends the increase in authorized shares of common stock to increase the Company's financial flexibility. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The extra shares of authorized common stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. Notwithstanding the foregoing, the Company has no obligations to issue such additional shares.

Principal Effects Of The Increase in Authorized Shares

The proposal to increase our authorized shares of common stock was determined by the Company's Board of Directors, in its sole discretion. The Company's stockholders will not realize any dilution in their voting rights as a result of the increase in authorized shares of common stock but will experience dilution to the extent additional shares would be issued.

Issuance of significant numbers of additional shares of the Company's common stock in the future (i) will dilute stockholders' percentage ownership and (ii) if such shares are issued at prices below what current stockholders' paid for their shares, may dilute the value of current stockholders' shares.

Having an increased number of authorized but unissued shares of Common Stock would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock by existing stockholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

Shares of authorized and unissued common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of the Company could occur. Issuance of additional common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company's Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

Effective Date of the Amendment

If the Amendment is approved by our stockholders, we have to file the certificate of amendment with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file the certificate of amendment for the Amendment as soon as practicable.

Our board of directors reserves the right, notwithstanding stockholder approval of the Amendment and without further action by our stockholders, not to proceed with the Amendment at any time before the effective date of the amendment and restatement of our certificate of incorporation.

Regarding the authorized capital structure of the Company, Article FOURTH of the Company's Certificate of Incorporation, as amended, currently provides as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is as follows: 35,000,000 shares of Common Stock, $.01 par value.

The Company's Board of Directors has approved the following amendment to Article 4, subject to approval of such amendment by the holders of the Company's Common Stock as specified below:

The entire Article Fourth, as amended, is to be deleted in its entirety and be replaced by the following paragraph:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is as follows: 60,000,000 shares of Common Stock, $.01 par value.

Required Vote

Amending the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Unless marked to the contrary, proxies received will be voted "FOR" Proposal 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

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OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of October 5, 2012 by (i) each person who is known by Zoom to own beneficially more than five percent (5%) of Zoom's outstanding Common Stock, (ii) each of Zoom's Directors and named executive officers, as listed below in the Summary Compensation Table under the heading "Executive Compensation", and (iii) all of Zoom's current Directors and executive officers as a group.

On October 5, 2012 there were 29,179,168 outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed.  The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.

Name and Address of Beneficial Owner (1)	Common stock beneficially owned
	Number	Percent
Lei Gu (2)	5,133,347	17.63%
Anthony K. Chan (2)	485,824	1.67%
Augustine Lo (2)	47,500	*	%
Chang Shan (2)	39,500	*	%
Cheng Wang (2)	39,500	*	%
Leo Li (2)	37,500	*	%
All directors and executive officers
as a group (of 6 persons)	5,783,171	19.86%

Spreadtrum Communications, Inc. (3)	1,676,300	5.76%

* Less than one percent of shares outstanding.
(1) Unless otherwise indicated, the address for each stockholder listed in the above table is c/o Zoom Technologies, Inc., Sanlitun SOHO, Building A, 11th Floor, No.8 Workers Stadium North Road, Chaoyang District, Beijing, China 100027.
(2) Includes options exercisable within 60 days.

(3) The address of Spreadtrum Communications, Inc. is Spreadtrum Center, Building No.1, Lane 2288, Zuchongzhi Road, Zhangjiang, Pudong, Shanghai, China 201203. Leo Liyou Li is Chairman of the board of directors of Spreadtrum and President and Chief Executive Officer of Spreadtrum.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, "Reporting Person") to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that during fiscal year ended December 31, 2011 all Reporting Persons complied with all applicable filing requirements.

Compensation of Directors and Executive Officers

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2011 and 2010 for our principal executive officers.

Name and Principal Position	Year	Salary	Option or Stock Awards (3)(4)	All Other Compensation		Total
Lei Gu (1)(3)	2011	$216,000	$107,524		$0	$323,524
Chief Executive Officer	2010	$216,000	$35,400		$0	$251,400

Anthony K. Chan (2)(3)	2011	$156,000	$123,475	$		$279,475
Chief Financial Officer	2010	$156,000	$37,400		$0	$193,400

______________

(1) Lei Gu became Chief Executive Officer of the Company on September 22, 2009.
(2) Anthony K. Chan became Chief Financial Officer of the Company on September 22, 2009.
(3) The values of option awards granted to Messrs. Gu and Chan are based on a Black-Scholes model for options granted on December 10, 2009 from the Zoom 2009 Equity Incentive Compensation Plan (the "New Plan"), the fair value computed was $1.79785 per share.
(4) The value of stock awards granted to Messrs. Gu and Chan in 2010 were based on the market value of the stock as of the date of grant.

Outstanding Equity Interests

The following table sets forth information concerning outstanding stock options for each named executive officer as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End
	Number of Securities Underlying Unexercised Options
Name	Exercisable Options	Unexercisable Options	Option Weighted Average Exercise Price	Option Expiration Date
Lei Gu	40,000	20,000	$3.18	3-9-2013
Anthony K. Chan	60,000	30,000	$3.18	3-9-2013

Option Exercises

Option Exercises

During 2011, previous employees, directors and executives of Zoom who were granted options before the merger transaction with Gold Lion, exercised 41,200 options between $1.18 and $3.51 per share.

During 2010, previous employees, directors and executives of Zoom who were granted options before the merger transaction with Gold Lion, exercised 100,000 options between $0.77 and $3.60 per share.

Other information regarding options, including expiration of unexercised stock options can be found in the accompany notes to the financial statements Note 23 - Stock Options.

Employment, Termination and Change of Control Agreements

The employment status of the Company's executives is "at-will" with no long-term employment agreement.

Director Compensation

The following table sets forth information concerning the compensation of our Non-Executive Directors for 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (4)	All Other Compensation	Total
Augustine Lo (1)	$0	46,597	0	$46,597
Chang Shan (1)	$0	37,555	0	$37,555
Cheng Wang (2)	$0	37,555	0	$37,555
Leo Li (3)	$0	592	0	$592

______________

(1) Appointed director on September 22, 2009.
(2) Appointed director on November 19, 2009.
(3)The values of stock awards granted to Messrs. Lo, Shan and Wang are based on the value of the stock as of the date of grant.

In the year 2011, the Company's compensation policy for non-executive directors includes no cash compensation and an annual grant of stock for their services over the next 12 months. The chairperson of the sub-committees of the board was granted 12,000 shares of common stock and other non-executive directors were granted 10,000 shares of common stock.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our report any transaction which exceeds the lesser of (i) $120,000 or (ii) one percent of Zoom's average total assets at year end for the last two completed fiscal years, in which Zoom is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, Director, nominee for Director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Related Party Transactions

As of December 31, 2011 and 2010, due from related parties was:

	2011	2010
Due from related parties - short term

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	$3,883,641	$26,085
Beijing Leimone Shengtong Wireless Technology Co., Ltd.	167,172	232,614
Leimone (Tianjin) Industrial Co., Ltd.	20,473,338	16,338,738
Beijing Leimone Shengtong Cultural Development Co., Ltd.	2,744,697	703,042
Tianjin Tong Guang Group	379,994	557,325
Shenzhen Leimone	429,170	328,694
712 (Prior Shareholder)	992,815	870,076
Raja. R Amar - Chief Executive Officer of Portables	741,448
Multiple Parties Related to Portables whom are individually immaterial	613,425

Total due from related parties	$30,425,700	$19,056,574

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd. ("Electronics Science & Tech"), an entity related to the Company through a common shareholder of TCB Digital, purchased products from the Company. For 2011 and 2010, the Company recorded revenues of $36,890,501 and $15,067,119 from sales to Electronics Science & Tech respectively.

Beijing Leimone Shengtong Wireless Technology Co., Ltd. ("Beijing Leimone") was founded by Gu, the largest shareholder of the Company. Beijing Leimone borrows money from the Company. The borrowings bore no interest and had a maturity of 12 months.

Leimone (Tianjin) Industrial Co., Ltd. ("Tianjin Leimone") was controlled by Gu, the largest shareholder of the Company. Tianjin Leimone sells raw materials to the Company. For 2011 and 2010, the Company recorded total purchases from Tianjin Leimone of $93,076,912 and $63,864,174 respectively. The amount due from Tianjin Leimone represented advances of $13,708,030 and $9,780,893 as of December 31, 2011 and 2010 respectively. The Company also sold certain products to Tianjin Leimone. In addition, Tianjin Leimone borrowed money from the Company and these borrowings bore no interest. As of December 31, 2011 and 2010, the balance of such loans was $6,765,308 and $6,557,845 respectively.

The amount due from Beijing Leimone Shengtong Cultural Development Co., Ltd. ("Beijing Leimone Cultural") for short term loan granted by the Company. Beijing Leimone Cultural was controlled by Gu. The borrowing bore no interest and is due on demand.

Tianjin Tong Guang Group, a 20% shareholder of our TCB subsidiary, borrowed money from the Company. The borrowings bear no interest and are due on demand.

712 Co. Ltd. ("712") was a minority shareholder of TCB Digital before Mr. Gu exercised the option to acquire 29.0% of TCB Digital. (See note 1.) 712 purchases raw materials from the Company. For 2011 and 2010, the Company recorded revenues from sales to 712 of $22,553,654 and $24,015,118 respectively. As of December 31, 2011 and 2010, the balance of such sales was $796,419 and $681,020 respectively. In addition, the Company purchases raw materials from 712. For 2011 and 2010, the Company recorded purchases from 712 of $22,273,747 and $27,584,361 respectively. 712 was no longer a related party of the Company after Mr. Gu exercised his option to acquire the additional 29.0% of TCB Digital in March 2010.

Shenzhen Leimone Company, Ltd., formed by individuals including our Chairman, Mr. Gu, is set up with the intention of providing manufacturing services to our Company particularly for exports. $408,831 and $328,649 as of December 31, 2011 and 2010 was a loan to Shenzhen Leimone for setup costs. Our Chairman, Mr. Gu, plans to personally fund the cost of equipment as his investment into Shenzhen Leimone and become the controlling shareholder of Shenzhen Leimone. The Company purchased raw materials from Shenzhen Leimone in 2011. The balance as of December 31, 2011 was advance to Shenzhen Leimone amounted to $20,339. In addition, for 2011 and 2010, the Company recorded revenues from sales to Shenzhen Leimone of $153,695 and Nil respectively.

Due to related parties

As of December 31, 2011 and 2010, due to related parties was:

	December 31, 2011	December 31, 2010

Gu	$2,788,635	$2,880,559
AUM Realty, Inc.	269,049
Wireless Holdings of Northeast	117,600
Portables Unlimited International	2,633,147
Portables Unlimited, Inc.	650,000
Others	283,943	3,781

Total due to related parties	$6,742,373	$2,884,340

The Company borrowed money from Hui Pak Kong, a prior shareholder of CDE before the Company's acquisition on January 4, 2011. The borrowings bear no interest and are due on demand. As of December 31, 2011 and 2010, the balance of such loans was $277,943 and Nil respectively.

Gu provides funds to the Company with no interest and are due on demand. As of December 31, 2011 and 2010, the balances of funds provided by Gu was $2,788,635 and $2,880,559 respectively.

In January 2011, the Portables entered into a line of credit agreement with a Portables Unlimited International for $3,000,000. Interest on the line is due and payable on demand at 5.6%. The unpaid balance as of December 31, 2011 was $2,633,147. Total interest expenses on the line amounted to $42,866 for the period October 12, 2011 through December 31, 2011.

Portables received advances from one of its non-controlling owner, Portables Unlimited, Inc., totaling $650,000. The advance has an interest rate of 12% and is due on demand.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between Zoom and any related person would need to be approved by our Audit Committee prior to us entering into such transaction. Notwithstanding the foregoing, related party transactions made by Gold Lion prior to September 22, 2009, the date that Zoom acquired Gold Lion via share exchange, were not approved by our audit committee.

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A shareholder may revoke his, her or its Proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised Proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company's Board of Directors.

Deadline for Submission of Stockholder Proposals for 2013 Annual Meeting of Stockholders

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2013 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2013 annual meeting must submit their proposals to Zoom Technologies, Inc., 150 East 42nd Street, 11th Floor, New York, NY 10017 on or before July 15, 2013. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2013 proxy statement.

Additional Information

We are required to file annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

ZOOM TECHNOLGIES, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lei Gu and Anthony K. Chan with the power of substitution and resubstitution to vote any and all shares of capital stock of Zoom Technologies, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Friday November 30, 2012, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

Proposal No. 1 ELECTION OF DIRECTORS

Nominees:	For	Withhold
Lei Gu	[_]	[_]
Anthony K. Chan	[_]	[_]
Augustine Lo	[_]	[_]
Chang Shan	[_]	[_]
Cheng Wang	[_]	[_]
Leo Li	[_]	[_]
Proposal No. 2 To amend the Company's Certificate of Incorporation to Increase Authorized Common Stock from 35,000,000 to 60,000,000 shares	For [_]	Against [_]	Abstain [_]

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1 AND FOR APPROVAL OF PROPOSAL NUMBER 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZOOM TECHNOLOGIES, INC.

________________________________________               Date:______________________________
Signature

________________________________________
Signature if jointly owned

__________________________________________________________
Print name (Entity's name, officer's name and title if applicable)

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE